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                                                                   EXHIBIT 10.10


                             TELEMATE SOFTWARE, INC.
                              STOCK INCENTIVE PLAN


                                   SECTION 1.
                                     PURPOSE


         The purpose of this Plan is to promote the interests of the Company by granting Options to purchase Shares to: (i) Employees in order (a) to attract and retain Employees, (b) to provide an additional incentive to each Employee to work to increase the value of Shares and (c) to provide each Employee with a stake in the future of the Company which corresponds to the stake of each of the Company's shareholders; and (ii) Key Persons who have rendered valuable services to the Company and to provide such Key Persons with a stake in the future of the Company which corresponds to each of the Company's shareholders.

                                   SECTION 2.
                                   DEFINITIONS

         Each term set forth in this Section shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

         2.1 Aggregate Purchase Price means the Option Price Per Share multiplied by the number of Shares for which a Participant exercises all or any part of an Option.

         2.2 Available Shares means, for the most recent calendar year as to a Participant, a number of Shares equal to (i) the number of Shares subject to the Participant's Option or Restricted Stock Award (determined separately as to the Option and Restricted Stock Award, respectively), multiplied by (ii) the Participant's Growth Percentage, (iii) minus the number of Available Shares as determined for all previous calendar years in accordance with this Section.

         2.3      Board means the Board of Directors of the Company.

         2.4 Cause means conduct amounting to (i) fraud or dishonesty against the Company, (ii) Participant's willful misconduct, repeated refusal to follow the reasonable directions of the Board, or knowing violation of law in the course of performance of the duties of Participant's employment, or other relationship with, the Company, (iii) repeated absences from work without a reasonable excuse, (iv) repeated intoxication with alcohol or drugs while conducting Company business, (v) a conviction or plea of guilty or nolo contendere to a felony or a crime involving dishonesty, or (vi) a breach or violation of the terms of any employment or other agreement to which a Participant and the Company are party.

         2.5      Code means the Internal Revenue Code of 1986, as amended.

         2.6 Committee means the Committee appointed under Section 5 by the Board.

         2.7 Common Stock means the $.01 par value voting common stock of the Company.

         2.8 Company means Telemate Software, Inc., an "S" corporation under Code Section 1362, and any successor to such organization.

         2.9 Employee means an employee of the Company, a Subsidiary or a Parent.

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         2.10     Exchange Act means the Securities Exchange Act of 1934, as amended.

         2.11     Fair Market Value means a value, determined as follows:

                  (a) The average of the closing sales prices per Share over the thirty (30) day period immediately preceding the date of grant or award, regular way, or in the absence thereof, the average of the means of the last reported bid and asked quotations over such thirty (30) day period on the exchange having the greatest volume of trading in the Shares during such thirty
(30) day period, multiplied by the number of Shares outstanding as of the date of grant or award; or

                  (b) If there is no value as specified in (a), the average of the final reported sales prices per Share during the thirty (30) day period immediately preceding the date of grant or award, or, if not reported, the average of the means of the closing high bid and low asked prices over such thirty (30) day period in the over-the-counter market for the Shares as reported by the National Association of Securities Dealers Automatic Quotation System, or, if not so reported, then as reported by the National Quotation Bureau Incorporated, or, if such organization is not in existence, by an organization providing similar services, multiplied by the number of Shares outstanding as of the date of grant or award; or

                  (c) If there also is no value as specified in (b), the value as determined by the Committee by reference to the average of the bid-and-asked quotations for the Shares during the thirty (30) day period immediately preceding the date of grant or award provided by members of an association of brokers and dealers registered pursuant to Section 15(b) of the Exchange Act, which members make a market in the Shares, multiplied by the number of Shares outstanding as of the date of grant or award; or

                  (d) If there is also no value as specified in (c), a value as determined in good faith by the Board based on such relevant facts, which may include opinions of independent experts, as may be available to the Board, including, but not limited to, the Company's Net Earnings Before Taxes, market conditions, profits and earnings of similarly situated companies in similar industries, risk factors, dividend yields, stockholder liquidity and the restrictions placed on any stock sold or granted.

         2.12 Fair Market Value Per Share means, with respect to any date, the Fair Market Value divided by the number of outstanding Shares as of such date.

         2.13 Growth Goal means, for any Participant, the difference between the Target Future Value and the Participant's Initial Internal Value.

         2.14 Growth Percentage means, for any Participant, the Participant's Growth Value divided by the Participant's Growth Goal.

         2.15 Growth Value means, at any time as to a Participant, the difference between the Internal Value, determined as of the first day of trading in January following the most recently completed calendar year, and the Participant's Initial Internal Value.

         2.16 Immediate Vesting Plan means the Telemate Software, Inc. Immediate Vesting Stock Incentive Plan, as amended from time to time.

         2.17 Initial Internal Value means, for any Participant, the Internal Value determined as of the Participant's Participation Date, rather than the date of grant or award.

         2.18 Internal Value means the Fair Market Value Per Share multiplied by the sum of (a) the number of outstanding Shares, plus (b) the number of Shares subject to Options and Restricted Stock Awards, plus (c) the number of Shares which are reserved under the Plan pursuant to Section 3, as adjusted, but which are not


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subject to Options or Restricted Stock Awards; provided, however, that in the event that Fair Market Value is determined pursuant to Section 2.11(d), the Initial Value shall not be less than three and thirty-three hundredths (3.33) multiplied by the Company's Net Earnings Before Taxes for the immediately preceding twelve (12) months; provided further, however, that in the event of extraordinary circumstances beyond the reasonable control of the Company, such as an act of God or a change in the laws affecting the Company, which are unforeseeable as of the date of adoption of the Plan, the minimum Initial Value may be less than three and thirty-three hundredths (3.33) multiplied by the Company's Net Earnings Before Taxes for the immediately preceding twelve (12) months; provided, further, that in the event of an initial public offering, Internal Value shall equal Fair Market Value effective after the consummation of the initial public offering.

         2.19 Internal Value Per Share means the Internal Value divided by the sum of (a) the number of outstanding Shares, plus (b) the number of Shares subject to Options and Restricted Stock Awards, plus (c) the number of Shares which are reserved under the Plan pursuant to Section 3, as adjusted, but which are not subject to Options or Restricted Stock Awards.

         2.20 ISO means an option granted under this Plan to purchase Shares which is intended by the Company to satisfy the requirements of Code Section 422 as an incentive stock option.

         2.21 Key Person means (a) a member of the Board who is not an Employee, (b) a consultant, distributor or other person who has rendered valuable services to the Company, a Subsidiary or a Parent, (c) a person who has incurred, or is willing to incur, financial risk in the form of guaranteeing or acting as co-obligor with respect to debts or other obligations of the Company, or (d) a person who has extended credit to the Company.

         2.22 Net Earnings Before Taxes means, for a particular fiscal year, the net earnings before provision for income taxes as calculated in accordance with generally accepted accounting principles, but subject to the following special allocations and adjustments:

         (a) With respect to sales of products, revenue shall be recognized as of the date of shipment of such product, notwithstanding any generally accepted accounting principles to the contrary; and

         (b) With respect to services provided, revenue shall be recognized as of the date payment for such services is received by the Company, notwithstanding any generally accepted accounting principles to the contrary.

In the event that the Net Earnings Before Taxes for a fiscal year must be determined for purposes of this Plan before the end of the then current fiscal year end, the Net Earnings Before Taxes shall be determined by annualizing net earnings before taxes for the year to date, as determined in accordance with this Section, if six (6) or more months have elapsed, and net earnings before taxes for the previous fiscal year, as determined in accordance with this Section, if less than six (6) months have elapsed.

         2.23 Non-ISO means an option granted under this Plan to purchase Shares which is not intended by the Company to satisfy the requirements of Code
Section 422.

         2.24     Option means an ISO or a Non-ISO.

         2.25 Option Price Per Share means the price which shall be paid to purchase one (1) Share upon the exercise of an Option granted under this Plan. The Option Price Per Share for any Option shall be equal to the Fair Market Value Per Share, determined as of the date of grant of the Option.

         2.26 Parent means any corporation which is a parent of the Company within the meaning of Code Section 424(e).



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         2.27     Participant means the grantee of an Option or a Restricted
Stock Award.

         2.28 Participation Date means January 1 of the calendar year in which an Employee or Key Person is enrolled in the Plan.

         2.29 Plan means the Telemate Software, Inc. Stock Incentive Plan, as amended from time to time.

         2.30 Remaining Shares means, for any calendar year as to a Participant, the number of Available Shares in which the Participant did not become vested during prior calendar years in accordance with Section 9.2(b).

         2.31 Restricted Stock Award means a restricted stock award under the Plan.

         2.32 Restricted Stock Award Agreement means the written agreement or instrument which sets forth the terms of a Restricted Stock Award granted to a Participant.

         2.33     Share means a share of the Common Stock of the Company.

         2.34 Stock Option Grant means the written agreement or instrument which sets forth the terms of an Option granted to a Participant under this Plan.

         2.35 Subsidiary means any corporation which is a subsidiary corporation of the Company within the meaning of Code Section 424(f).

         2.36 Surrendered Shares means the Shares described in Section 15.2 which (in lieu of being purchased) are surrendered for cash or Shares, or for a combination of cash and Shares, in accordance with Section 15.

         2.37 Target Future Value means, as to any Participant, a value as determined by the Board, in its sole discretion, and as set forth in the Participant's Stock Option Grant or Restricted Stock Award Agreement.

         2.38 Tax Distributions means such amounts as are distributed to a Participant which are designated by the Board as such distributions.

         2.39 Ten Percent Shareholder means a person who owns (after taking into account the attribution rules of Code Section 424(d)) more than ten percent (10%) of the total combined voting power of all classes of shares of either the Company, a Subsidiary or a Parent.

         2.40 Termination Date means the date on which a Participant ceases to perform services for the Company, or any Parent or Subsidiary, as determined by the Board in its sole discretion.

         2.41 Without Cause means a termination of employment, or other relationship, with the Company due to (a) the death or disability (as determined by the Board in its sole discretion) of the Participant, (b) the Company's termination of the Participant for reasons other than for Cause, (c) mutual agreement between the Company and the Participant, or (d) where the corporate position of the Participant is altered or revised such that the Participant's responsibilities are materially reduced or decreased during the previous sixty
(60) days.

                                   SECTION 3.
                             SHARES SUBJECT TO PLAN

         The total number of Shares that may be issued pursuant to ISO's, Non-ISO's or Restricted Stock Awards granted under the Plan and under the Immediate Vesting Plan shall not, in the aggregate, exceed one million



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(1,000,000) as adjusted below and pursuant to Section 18 of this Plan and pursuant to Sections 3 and 17 of the Immediate Vesting Plan. Such Shares shall be reserved to the extent that the Company deems appropriate from authorized but unissued Shares and from Shares which have been reacquired by the Company. Furthermore, any Shares subject to an Option or a Restricted Stock Award granted hereunder which remain after the cancellation, expiration or exchange of such Option or Restricted Stock Award shall again become available for use under this Plan, but any Surrendered Shares which remain after the surrender of an Option under Section 18 shall not again become available for use under this Plan or the Immediate Vesting Plan.

                                   SECTION 4.
                                 EFFECTIVE DATE

         The effective date of the Plan shall be the date on which the Board adopts the Plan, provided that the shareholders of the Company approve this Plan within twelve (12) months after such effective date. If such effective date comes before such shareholder approval, any Options or Restricted Stock Awards granted under this Plan before the date of such approval automatically shall be granted subject to such approval.

                                   SECTION 5.
                                 ADMINISTRATION

         This Plan shall be administered by the Board. The Board, acting in its absolute discretion, shall exercise such powers and take such action as expressly called for under this Plan. The Board shall have the power to interpret this Plan and, subject to Section 20, to take such other action in the administration and operation of the Plan as it deems equitable under the circumstances. The Board's actions shall be binding on the Company, on each affected Employee or Key Person, and on each other person directly or indirectly affected by such action.

         The Board may delegate its authority under the Plan, in whole or in part, to a Committee appointed by the Board consisting of one (1) member; provided, however, that, if the Company becomes subject to Section 16 of the Exchange Act of 1934, as amended, the Committee appointed by the Board shall consist of not less than two (2) members. The Committee (if appointed) shall act according to the policies and procedures set forth in the Plan and to those policies and procedures established by the Board, and the Committee shall have such powers and responsibilities as are set forth by the Board. Reference to the Board in this Plan shall specifically include reference to the Committee where the Board has delegated it authority to the Committee, and any action by the Committee pursuant to a delegation of authority by the Board shall be deemed an action by the Board under the Plan. Notwithstanding the above, the Board may assume the powers and responsibilities granted to the Committee at any time, in whole in part.

                                   SECTION 6.
                                   ELIGIBILITY

         Except as provided below, only Employees shall be eligible for the grant of Options and Restricted Stock Awards under this Plan, but no Employee shall have the right to be granted an Option or a Restricted Stock Award under this Plan merely as a result of his or her status as an Employee. Key Persons may be eligible, subject to written approval by the Board, for the grant of Options and Restricted Stock Awards under this Plan, but only if the Board determines such Key Person has provided valuable services to the Company, a Subsidiary or a Parent and only if any Option granted to such Key Person is a Non-ISO.

                                   SECTION 7.
                                GRANT OF OPTIONS

         The Board, in its absolute discretion, shall grant Options under this Plan from time to time to purchase Shares. The Board shall have the right to grant new Options in exchange for outstanding Options; provided that



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the Participant whose outstanding Option is being exchanged consents to such exchange. The Committee, if appointed, and acting pursuant the procedures established by the Board, may either grant Options under the Plan or recommend to the Board that Options be granted under the Plan. Options shall be granted to Employees or Key Persons selected by the Board, and neither the Board nor the Committee, if appointed, shall be under any obligation whatsoever to grant Options to all Employees or Key Persons, or to grant all Options subject to the same terms and conditions. Each grant of an Option shall be evidenced by a Stock Option Grant, and each Stock Option Grant shall:

                  (a)      specify whether the Option is an ISO or Non-ISO; and

                  (b) incorporate such other terms and conditions as the Board, acting in its absolute discretion, deems consistent with the terms of this Plan, including (without limitation) a restriction on the number of Shares subject to the Option which first become exercisable or subject to surrender during any calendar year.

         In determining Employee(s) or Key Person(s) to whom an Option shall be granted and the number of Shares to be covered by such Option, the Board may take into account the recommendations of the President of the Company and its other officers, the duties of the Employee or Key Person, the present and potential contributions of the Employee or Key Person to the success of the Company, the anticipated number of years of service remaining before the attainment by the Employee of retirement age, and other factors deemed relevant by the Board, in its sole discretion, in connection with accomplishing the purpose of this Plan. An Employee or Key Person who has been granted an Option to purchase Shares of the Company, whether under this Plan or otherwise, may be granted one (1) or more additional Options.

         If the Board grants an ISO and a Non-ISO to an Employee on the same date, the right of the Employee to exercise or surrender one such Option shall not be conditioned on his or her failure to exercise or surrender the other such Option.

                                   SECTION 8.
                             RESTRICTED STOCK AWARDS

         The number of Shares as to which a Restricted Stock Award shall be awarded shall be determined by the Board, in its sole discretion, subject to the provisions of Section 3 as to the total number of Shares available under the Plan; provided, however, that, as long as the Company is an "S" corporation, no Restricted Stock Award shall be awarded that would have the effect of terminating the Company's "S" corporation status. Each Restricted Stock Award shall be evidenced by a Restricted Stock Award Agreement executed by the Company and the Participant, which shall be in such form and contain such terms and conditions as the Board may determine, in its sole discretion, from time to time, subject to the provisions of the Plan. Shares awarded pursuant to Restricted Stock Awards shall be subject to restrictions for periods determined by the Board. The Board shall have the power to permit, in its discretion, an acceleration of the expiration of the applicable restriction period with respect to any part or all of the Shares awarded to a Participant. The Board may require a cash payment from the Participant in an amount no greater than the Fair Market Value Per Share, as of the date of award, multiplied by the number of Shares awarded, in exchange for the grant of a Restricted Stock Award, or may grant a Restricted Stock Award without the requirement of a cash payment. The Board may, at any time and in its discretion, approve payment, at such times and in such amounts as determined by the Board in its discretion, of a cash amount to any holder of a Restricted Stock Award to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Restricted Award or the exercise of rights thereunder.



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                                   SECTION 9.
                                     VESTING

         9.1 General. Each Option and Restricted Stock Award shall become one hundred percent (100%) vested on the date which occurs nine (9) years and six (6) months after the date of grant or award; provided, the Participant is employed by the Company on such date.

         9.2 Accelerated Vesting. Notwithstanding Section 9.1 above, the Board shall, as of the date of grant or award, as the case may be, determine whether the Shares subject to an Option or Restricted Stock Award shall vest pursuant to Subsection (a) or (b) below, if at all.

                  (a) Immediate. The Board may, in its sole discretion, determine that an Option or Restricted Stock Award will be one hundred percent (100%) vested upon the date of grant or award.

                  (b) Formula. The Board may, in its sole discretion, as of the date of grant, determine that an Option or Restricted Stock Award will vest according to this Subsection (b) and the terms and conditions set forth in the Stock Option Grant or Restricted Stock Award Agreement. The Board shall determine the number of Shares, if any, in which the Participant is vested in accordance with this Section for each calendar year within ninety (90) days of the end of such calendar year. The number of such Shares which may be vested in accordance with this Subsection shall be determined as follows:

                           (i)      Standard Vesting. A Participant shall be
vested as to a percentage, as set forth in the Stock Option Grant or Restricted Stock Award Agreement, of the Participant's Available Shares for the calendar year, if any.

                           (ii)     Incentive Vesting. A Participant may become
vested in any or all of the Participant's remaining Available Shares for a calendar year based on the attainment of certain specified individual performance goals.

                           (iii)    Additional Incentive Vesting. A Participant
may become vested in any or all of the Participants Remaining Shares based on the attainment of certain additional individual performance goals.

                           (iv)     Individual Performance Goals. At the
beginning of each of the Company's fiscal years, the Board shall establish the individual performance goals which a Participant must achieve in order to become vested in the Participant's Available Shares in accordance with this Subsection. The individual performance goals may be based on individual or Company performance goals for the year, or on a combination of such goals.

         9.3      Adjustments to Vesting.

                  (a) Sale or Merger. If the Company agrees to sell substantially all of its assets for cash or property, or for a combination of cash and property, or the shareholders agree to any merger, consolidation, reorganization, division or other transaction in which some or all Shares are converted into another security or into the right to receive securities or property, the number of Available and Remaining Shares in which each Participant is vested pursuant to Sections 9.2(b), shall be determined by the Board on a date fixed by the Board which comes before such transaction. For purposes of this Section, Internal Value shall be determined as of such fixed date based on the terms of transaction. After making such adjustments to the number of vested Shares, the Board shall determine an additional percentage of the number of unvested Shares remaining after such adjustments in which each Participant is vested in accordance with the following schedule:



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
                 Period of Plan Participation            Percentage
                 ----------------------------            ----------
                        0 to 12 months                       10%
                       13 to 24 months                       20%
                       25 to 36 months                       40%
                     More than 36 months                     50%

                  (b) Initial Public Offering. If the Company engages in an initial public offering and, as result of such public offering, the Internal Value, as of a date within ninety (90) days of such public offering as fixed by the Board, when compared to the regular determination of Internal Value made during the first quarter of each calendar year, increases such that the resulting percentage increase in Internal Value, as of such fixed date, exceeds the percentage increase, if any, in Net Earnings Before Taxes, over the same period of time, by more than twenty-five percent (25%), the number of vested Shares, as determined pursuant to Sections 9.2(b) shall be recalculated as though the Internal Value was the Internal Value as of the effective date of such initial public offering.

                                   SECTION 10.
                                  OPTION PRICE

         10.1 General. If an Option is an ISO, the Option Price Per Share shall be no less than the Fair Market Value Per Share, on the date such Option is granted or, if such Option is granted to a Ten Percent Shareholder, the Option Price Per Share shall be no less than one hundred ten (110%) of the Fair Market Value Per Share, on the date such Option is granted. If an Option is a Non-ISO, the Option Price Per Share shall be no less than the minimum price required by applicable state law or by the Company's governing instrument or $0.01, whichever price is greater. However, initially the Company intends to grant Non-ISOs with an Option Price Per Share equal to the Fair Market Value Per Share as of the date of grant. The Aggregate Purchase Price shall be payable in full upon the exercise of any Option, and a Stock Option Grant, at the discretion of the Board, can provide for the payment of the Aggregate Purchase Price either in cash or in Shares acceptable to the Board, or in any combination of cash and Shares acceptable to the Board. Any payment made in Shares shall be treated as equal to the Aggregate Purchase Price for such Shares on the date the properly endorsed certificate for such Shares is delivered to the Board (or to its delegate).

         10.2 Promissory Note. Notwithstanding the above, and in the Board's discretion, an Option may be exercised as to a portion or all of the number of Shares specified in the Stock Option Grant in which the Participant is vested by delivery to the Company of (i) a payment equal to at least five percent (5%) of the Aggregate Purchase Price, and (ii) a promissory note to be executed by the Participant for the balance of the Aggregate Purchase Price, containing the following terms and conditions:

                  (a) Terms. The promissory note shall include, along with such other terms and conditions as the Board shall determine, provisions in a form approved by the Board pursuant to which (1) the balance of the Aggregate Purchase Price, plus any accrued but unpaid interest and any applicable federal or state withholding taxes due upon exercise, shall be payable in installments during each calendar year of principal and interest over a period of time which does not exceed ten (10) years, (2) interest shall accrue at a rate equal to the Applicable Federal Rate, as the Board shall approve, and (3) the Shares issued pursuant to the exercise of such Option shall serve as security for the full payment of the unpaid principal balance, and all accrued but unpaid interest and applicable withholding taxes, and shall be held in escrow until such time as full payment of all amounts due under the promissory note is made.

                  (b) Repayment and Release of Escrow Shares. In addition to the foregoing, the promissory note shall provide for the minimum annual principal payment to be made under the promissory note which shall be equal to twenty-five percent (25%) of any distributions paid by the Company to the Participant in excess of



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

Tax Distributions for such period, if the Company is an "S" corporation, or fifteen percent (15%) of any corporate dividends paid by the Company to the Participant if the Company is a "C" corporation. The Board may, in its sole discretion, from time to time, release Shares from escrow to the Participant as the Participant makes payments to the Company under the promissory note; provided, however, that the remaining Shares held in escrow shall be of sufficient value, as of the date of release, to secure adequately the obligations of the Participant under the promissory note. The Participant may, at any time, pay amounts in addition to the required annual payments, or pay the amount due under the promissory note in full, or provide for payment of the full amount remaining due under the promissory note by instructing the Company to accept all or part of the remaining Shares held in escrow in satisfaction of the remaining outstanding balance due under the promissory note. If the Company accepts all of the remaining Shares held in escrow pursuant to the Participant's request, the Participant shall be released from any and all obligations to the Company to pay any and all amounts remaining due under the promissory note.

                  (c) Acceleration. The promissory note shall include a provision, in a form approved by the Board, under which the Company may accelerate repayment of any loan made pursuant to this Section 10.2 if the Participant terminates his or her employment with the Company voluntarily or if the Participant is terminated for Cause. The Company's right to accelerate repayment of a loan pursuant to this Section 10.2 shall include the right to offset all or any portion of the outstanding balance of any such loan, plus interest earned on such loan, against any distributions or other amounts payable by the Company to the Participant until such time as the outstanding balance of such loan, plus interest, is repaid in full.

                                   SECTION 11.
                                 EXERCISE PERIOD

         Each Option granted under this Plan shall be exercisable in whole or in part, to the extent to which the Participant is vested in the Shares subject to the Option, at such time or times as set forth in the related Stock Option Grant, but no Stock Option Grant shall:

         (a) make an Option exercisable before the date such Option is granted or;

         (b)      make an Option exercisable after the earlier of the:

                  (i)      the date such Option is exercised in full; or

                  (ii) the date which is the tenth (10th) anniversary of the date such Option is granted, if such Option is a Non-ISO or an ISO granted to a non-Ten Percent Shareholder, or the date which is the fifth (5th) anniversary of the date such Option is granted, if such Option is an ISO granted to a Ten Percent Shareholder.

         A Stock Option Grant may provide for the exercise of an Option after the employment of an Employee or Key Person has terminated for any reason whatsoever, including death or disability.

                                   SECTION 12.
                               EXERCISE OF OPTIONS

         No Option shall be exercisable under this Plan if the result of such exercise would be to terminate the Company's "S" corporation status. Any such exercise in violation of this Section shall be null and void, of no force or effect, and as if such exercise never occurred.



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                                   SECTION 13.
                               NONTRANSFERABILITY

         No Option granted under this Plan shall be transferable by an Employee or Key Person, other than by will or by the laws of descent and distribution, and such Option shall be exercisable during an Employee's or Key Person's lifetime only by the Employee or Key Person, as the case may be. The person or persons to whom an Option is transferred by will or by the laws of descent and distribution thereafter shall be treated as the Employee or Key Person.

                                   SECTION 14.
                                REPURCHASE OPTION

         The Company may, at any time, repurchase a Participant's Option, to the extent the Participant is vested in the Shares subject to the Option pursuant to
Section 9, if the Participant's employment or association with the Company terminates for any reason. The Company may exercise its right to repurchase such Option by giving the Participant written notice of the Company's intention to repurchase the Option.

                  (a) Calculation of Repurchase Price. If the Company elects to repurchase a Participant's Option pursuant to this Section, the Company shall repurchase such Option at a price equal to the difference between
(i) the greater of (A) the Fair Market Value Per Share or (B) the Internal Value Per Share, as of the date on which the Company repurchases an Option pursuant to this Section, multiplied by the number of vested Shares subject to the Option, and (ii) the Option Price Per Share multiplied by the number of vested Shares subject to the Option.

                  (b) Payment of Repurchase Price. The repurchase price shall be payable, at the option of the Company or its assignee, by (i) check,
(ii) by cancellation of all or a portion of any outstanding indebtedness of Optionee to the Company or such assignee, (iii) in five (5) equal annual installment payments beginning with on the date of repurchase and at an interest rate which shall be no less than the prime bank loan rate as determined by the Board, or (iv) any combination of the above.

                  (c) Termination of Repurchase Rights. The right of repurchase shall terminate as to any Option ninety (90) days after the first sale of common stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission (other than a registration statement solely covering an employee benefit plan or corporate reorganization).

                                   SECTION 15.
                              SURRENDER OF OPTIONS

         15.1 General Rule. The Board acting in its absolute discretion may incorporate a provision in a Stock Option Grant to allow a Participant to surrender his or her Option, to the extent the Participant is vested in the Option, in whole or in part, in lieu of the exercise, in whole or in part, of that Option on any date that:

                  (a) the Fair Market Value Per Share multiplied by the number of Shares subject to such Option exceeds the Option Price Per Share multiplied by the number of such Shares; and

                  (b) the Option to purchase such Shares is otherwise exercisable.

         15.2 Procedure. The surrender of an Option in whole or in part shall be effected by the delivery of the Stock Option Grant to the Board together with a statement signed by the Participant which specifies the number of Surrendered Shares as to which the Participant surrenders his or her Option and how he or she desires payment to the Participant to be made for such Surrendered Shares.



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

         15.3 Payment. A Participant in exchange for his or her Surrendered Shares shall receive a payment in cash or in Shares, or in a combination of cash and Shares, equal in amount on the date such surrender is effected to the excess of the Fair Market Value Per Share multiplied by the number of Surrendered Shares on such date over the Option Price Per Share multiplied by the number of Surrendered Shares. The Board acting in its absolute discretion can approve or disapprove a Participant's request for payment in whole or in part in cash and can make that payment in cash or in such combination of cash and Shares as the Board deems appropriate. A request for payment only in Shares shall be approved and made in Shares to the extent payment can be made in whole shares of Shares and (at the Board's discretion) in cash in lieu of any fractional Shares.

         15.4 Restrictions. Any Stock Option Grant which incorporates a provision to allow a Participant to surrender his or her Option in whole or in part also shall incorporate such additional restrictions on the exercise or surrender of such Option as the Board deems necessary to satisfy the conditions to the exemption under Rule 16b-3 (or any successor exemption) to Section 16(b) of the Exchange Act.

                                   SECTION 16.
                             SECURITIES REGISTRATION

         Each Stock Option Grant may provide that, upon the receipt of Shares as a result of the surrender or exercise of an Option or pursuant to a Restricted Stock Award, the Participant shall, if so requested by the Company, hold such Shares for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Each Stock Option Grant and Restricted Stock Award Agreement may also provide that, if so requested by the Company, the Participant shall make a written representation to the Company that he or she will not sell or offer to sell any of such Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended ("1933 Act") and any applicable state securities law, or unless he or she shall have furnished to the Company an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required. Certificates representing the Shares transferred upon the exercise or surrender of an Option or pursuant to a Restricted Stock Award granted under this Plan may, at the discretion of the Company, bear a legend to the effect that such Shares have not been registered under the 1933 Act or any applicable state securities law and that such Shares may not be sold or offered for sale in the absence of an effective registration statement as to such Shares under the 1933 Act and any applicable state securities law, or an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required.

                                   SECTION 17.
                                  LIFE OF PLAN

         No Option or Restricted Stock Award shall be granted under this Plan on or after the earlier of:

                  (a) the tenth (10th) anniversary of the effective date of the Plan (as set forth in Section 4 of this Plan), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options have been surrendered or exercised in full or no longer are exercisable; or

                  (b)      the date on which all of the Shares reserved under
Section 3 of this Plan have (as a result of the surrender or exercise of Options and Restricted Stock Awards granted under this Plan) been issued or no longer are available for use under this Plan, in which event this Plan also shall terminate on such date.



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

                                   SECTION 18.
                                   ADJUSTMENT

         The number of Shares reserved under Section 3 of this Plan, the number of Shares subject to Options granted under this Plan, and the Option Price Per Share for such Options shall be adjusted by the Board in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits. Furthermore, the Board shall have the right to adjust (in a manner which satisfies the requirements of Code Section 424(a)) the number of Shares reserved under Section 3 of this Plan and the number of Shares subject to Options granted under this Plan and the Option Price Per Share for such Options in the event of any corporate transaction described in Code Section 424(a) which provides for the substitution or assumption of such Options. If any adjustment under this Section creates a fractional Share or a right to acquire a fractional Share, such fractional Share shall be disregarded and the number of Shares reserved under this Plan and the number subject to any Options granted under this Plan shall be the next lower number of Shares, rounding all fractions downward. An adjustment made under this Section by the Board shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in the number of Shares reserved under Section 3 of this Plan.

                                   SECTION 19
                          SALE OR MERGER OF THE COMPANY

         If the Company agrees to sell substantially all of its assets for cash or property, or for a combination of cash and property, or agrees to any merger, consolidation, reorganization, division or other transaction in which some, but not all, Shares are converted into another security or into the right to receive securities or property, and such agreement does not provide for the assumption or substitution of the Options granted under this Plan, each Option, to the extent such Option is vested pursuant to this Section, may, at the direction and discretion of the Board, or as otherwise provided in the Stock Option Grants, be canceled unilaterally by the Company in exchange for the whole Shares (or, subject to satisfying the conditions to the exemption under Rule 16b-3, or any successor exemption to Section 16(b) of the Exchange Act, for the whole Shares and the cash in lieu of a fractional Share) which each Participant would receive if he or she had the right to surrender his or her outstanding Option under
Section 15 of this Plan and he or she exercised that right exclusively for Shares on a date fixed by the Board which comes before such sale or other corporate transaction.

                                   SECTION 20.
                            AMENDMENT OR TERMINATION

         This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the shareholders of the Company to (1) increase the number of Shares reserved under Section 3, except as set forth in Section 18, (2) extend the maximum life of the Plan under Section 17 or the maximum exercise period under Section 11, (3) decrease the minimum Option Price Per Share under Section 10, or (4) change the designation of Employees or Key Persons eligible for Options or Restricted Stock Award. The Board also may suspend the granting of Options or Restricted Stock Awards under this Plan at any time and may terminate this Plan at any time; provided, however, the Company shall not have the right to modify, amend or cancel any Option or Restricted Stock Award granted before such suspension or termination unless (i) the Participant consents in writing to such modification, amendment or cancellation, or (ii) there is a dissolution or liquidation of the Company or a transaction described in Section 18 or Section 19 of this Plan.



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

                                   SECTION 21.
                                  MISCELLANEOUS

         21.1 Shareholder Rights. No Participant shall have any rights as a shareholder of the Company as a result of the grant of an Option to him or to her under this Plan or his or her exercise or surrender of such Option pending the actual delivery of Shares subject to such Option to such Participant.

         21.2 No Contract of Employment. The grant of an Option or award of a Restricted Stock Award to a Participant under this Plan shall not constitute a contract of employment or other association with the Company, and shall not confer on a Participant any rights upon his or her termination of employment or other association with the Company, in addition to those rights, if any, expressly set forth in the Stock Option Grant or Restricted Stock Award Agreement.

         21.3 Withholding. The exercise or surrender of any Option granted under this Plan shall constitute a Participant's full and complete consent to whatever action the Board directs to satisfy the federal and state tax withholding requirements, if any, which the Board in its discretion deems applicable to such exercise or surrender.

         21.4 Transfer. The transfer of an Employee between or among the Company, a Subsidiary or a Parent shall not be treated as a termination of his or her employment under this Plan.

         21.5 Construction. This Plan shall be construed under the laws of the State of Georgia.

















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